Exhibit 99.1

BIOMED AMERICA, INC. AND SUBSIDIARIES
CONTENTS
December 31, 2007 and 2006

Independent Auditors’ Report

Consolidated Financial Statements:

  Balance Sheets

  Statements of Income

  Statements of Shareholders’ Equity (Deficiency)

  Statements of Cash Flows

  Notes to Consolidated Financial Statements
Page Number 1 2 3 4 5 6 through 15

INDEPENDENT AUDITORS' REPORT

Board of Directors
Biomed America, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Biomed America, Inc. and Subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of income, changes in shareholders’ equity (deficiency), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biomed America, Inc. as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Morris J. Cohen & Co., P.C.

April 2, 2008

BIOMED AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006

ASSETS	2007	2006
Current assets
Cash	$311,499	$56,080
Accounts receivable, net of allowance for doubtful
accounts of $708,974 in 2007 and $92,149 in 2006	12,525,049	1,805,126
Inventories	2,138,104	2,813
Prepaid expenses and other current assets	217,858	57,888
Deferred tax assets	436,500	184,000
Total current assets	15,629,010	2,105,907
Property and equipment, net	489,279	39,446
Goodwill	15,357,637	-
Assets held for sale	726,938	740,240
Other assets	75,484	12,853
Total assets	$32,278,348	$2,898,446

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
Notes payable	$8,351,084	$500,000
Current maturities of long-term debt	125,000	-
Accounts payable	3,637,371	175,419
Accrued expenses	1,745,195	158,723
Income taxes payable	1,095,168	16,000
Notes payable, shareholders and affiliates	3,643,535	2,124,222
Total current liabilities	18,597,353	2,974,364
Long-term liabilities
Long-term debt	4,875,000	-
Deferred income taxes	112,600	-
Liabilities held for sale	90,254	111,209
Total liabilities	23,675,207	3,085,573

Commitments (Note 9)
Shareholders' equity (deficiency)
Common stock, $.01 par value, 3,000 shares authorized; 800 shares issued and outstanding in 2007; no par value, 1,000 shares authorized; 119 shares issued and outstanding in 2006	5	119
Additional paid-in capital	8,025,095	-
Retained earnings (accumulated deficit)	578,041	(187,246)
	8,603,141	(187,127)
Total liabilities and shareholders' equity (deficiency)	$32,278,348	$2,898,446

The accompanying notes are an integral part of these consolidated financial statements.

BIOMED AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2007 and 2006

	2007		2006
	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$25,318,037	100.0	$1,565,011	100.0
Cost of goods sold	15,775,392	62.3	-	-

Gross profit	9,542,645	37.7	1,565,011	100.0

Operating expenses
Selling, general and administrative
expenses	6,728,401	26.6	394,821	25.2

Operating income	2,814,244	11.1	1,170,190	74.8
Interest expense	(292,526)	(1.2)	(37,083)	(2.4)

Income before income taxes and
discontinued operations	2,521,718	10.0	1,133,107	72.4

Provision for income taxes	1,010,100	4.0	466,000	29.8

Income from continuing operations	1,511,618	6.0	667,107	42.6

Loss from discontinued operations	(746,331)	(2.9)	(251,291)	(16.1)

Net income	$765,287	3.0	$415,816	26.6

The accompanying notes are an integral part of these consolidated financial statements.

BIOMED AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)
Years Ended December 31, 2007 and 2006

	Biomed America		Atlas Respiratory			Retained
	Common Stock		Common Stock		Additional	Earnings
	$.01 par value		No par value		Paid-In	(Accumulated
	Shares	Par Value	Shares	Par Value	Capital	Deficit)	Total

Balance, January 1, 2006	-	$-	100	$100	$-	$(603,062)	$(602,962)
Issuance of common stock	-	-	19	19	-	-	19
Net income	-	-	-	-	-	415,816	415,816

Balance, December 31, 2006	-	-	119	119	-	(187,246)	(187,127)
Issuance of common stock	100	1	-	-	99	-	100
Sale of common stock	-	-	(119)	(119)	(3,000,000)	-	(3,000,119)
Stock split	308	-	-	-	-	-	-
Shares issued for acquisitions	392	4	-	-	11,024,996	-	11,025,000
Net income	-	-	-	-	-	765,287	765,287

Balance, December 31, 2007	800	$5	-	$-	$8,025,095	$578,041	$8,603,141

The accompanying notes are an integral part of these consolidated financial statements.

BIOMED AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007 and 2006

	2007	2006

Cash flows from operating activities
Net income	$765,287	$415,816
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	69,968	38,295
Deferred income tax expense	79,700	276,000
Net changes in operating assets and liabilities,
net of effects from acquisitions
Accounts receivable	(6,569,596)	(1,575,228)
Inventories	(1,446,356)	(393,864)
Prepaid expenses and other	(144,367)	(15,807)
Other assets	(42,081)	(12,853)
Accounts payable	2,400,157	62,568
Accrued expenses	(1,632,693)	135,810
Income taxes payable	337,788	16,000
Cash flows used in operating activities	(6,182,193)	(1,053,263)

Cash flows from investing activities
Capital expenditures	(429,318)	(74,124)
Cash paid for acquisitions	(3,747,537)	-
Cash flows used in investing activities	(4,176,855)	(74,124)

Cash flows from financing activities
Net borrowings from notes payable	6,337,322	-
Repayment of note payable, affiliate	(1,130,000)	-
Borrowings from note payable, affiliate	428,000	1,140,827
Proceeds from long-term debt	5,012,384	52,778
Repayment of long-term debt	(33,339)	(22,278)
Proceeds from issuance of common stock	100	19
Cash flows provided by financing activities	10,614,467	1,171,346

Net increase in cash	255,419	43,959

Cash, beginning of year	56,080	12,121

Cash, end of year	$311,499	$56,080

The accompanying notes are an integral part of these consolidated financial statements.

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

1.  Summary of significant accounting policies

Business activity

Biomed America, Inc. (the “Company” or “Biomed”) is the parent corporation of several subsidiaries located in California, New York, Florida, Texas, Kansas and Pennsylvania. The Company primarily operates a specialty pharmacy which provides specialty infusion and injectible therapies consisting of complex medications administered to patients outside of the hospital.

Biomed America, Inc. was formed on April 26, 2007.  In 2006, Atlas Respiratory Services, Inc. (“Atlas”) conducted business in its durable medical equipment (“DME”) operations and its billing and reimbursement services operations.

On October 5, 2007, the Company completed its acquisition of 100% of the outstanding stock of Atlas (see Note 2).  Due to common control between the Company and Atlas, results of operations of Atlas are included in the Company’s consolidated operating results for 2007 and 2006, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Upon acquisition of Atlas, the Company decided to cease operations of its DME operations in Pennsylvania and Kansas. The results of the DME operations have been reflected as a discontinued operation in the statements of income for 2007 and 2006 (see Note 3).  The Company continues to operate its billing and reimbursement service operations primarily for subsidiaries of Biomed.  The results of the billing and reimbursement service operations are included in continuing operations in 2007 and 2006.

Principles of consolidation

The consolidated financial statements include the accounts of Biomed and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Accounting estimates

The preparation of the Company’s financial statements, in conformity with United States generally accepted accounting principles (“GAAP”), requires the Company’s management to make certain estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Such estimates primarily relate to accounts receivable and intangibles. Actual results could differ from those estimates.

Inventories

Inventories consist primarily of pharmaceuticals available for sale. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out basis.  Inventories relating to the DME operations are classified as assets held for sale (see Note 3).

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

1.   Summary of significant accounting policies (Continued)

   Property and equipment

Property and equipment is stated at cost.  Depreciation is being provided by use of the straight-line method over the estimated useful lives of the related assets.  Leasehold improvements are generally amortized over the shorter of the term of the lease or the useful life of the asset.

   Goodwill

Goodwill represents the excess of fair value of liabilities assumed over assets acquired primarily from several acquisitions and the transfer of ownership of Atlas (see Note 2).  In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not being amortized.  Under the provisions of this statement, management reviews the carrying value of goodwill annually in order to determine whether impairment has occurred.  Impairments are based on several factors, including the Company's projection of future undiscounted operating cash flows.

Accounts receivable and revenue recognition - specialty pharmacy and DME operations

Revenue Recognition

Net sales for services are recorded in the period services are provided.  Net sales for products are recorded in the period shipped. The Company has established billing rates for its services, rentals, and sales which it bills as gross sales as services are delivered.

Net sales are recorded at net realizable amounts estimated to be paid by third-party payors.  A provision for contractual allowances is recorded as a reduction to net sales and is comprised of the difference between the payor’s allowable amount and the customary billing rate.  The Company records the provision for contractual allowances based on a percentage of revenue using historical data.  Due to the complexity of many third-party billing arrangements, adjustments are made to amounts originally recorded.  At such times as the Company can determine that ultimate collections have exceeded or have been less than the net revenue recorded on accounts, an adjustment to the allowance and additional revenue or reduction in revenue is recorded as a change in estimate during the current period.

Allowance for doubtful accounts

The Company reviews all accounts receivable balances and provides for an allowance for doubtful accounts based on historical analysis of its records.  As actual collection experience changes, revisions to the allowance may be required. Any unanticipated change in customers’ creditworthiness or other matters affecting the collectability of amounts due from customers could have a material effect on the results of operations in the period in which such changes or events occur. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance.

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

1.   Summary of significant accounting policies (Continued)

Accounts receivable and revenue recognition - billing and reimbursement services

The Company records accounts receivable and recognizes revenue as services are provided.  An allowance for doubtful accounts is provided for specific accounts which the Company identifies as potentially uncollectible, as well as additional amounts based on the Company’s accounts receivable aging and its history of bad debts.  Accounts are written-off against this allowance as they are determined to be uncollectible.  At December 31, 2007 and 2006 no allowance for doubtful accounts is considered necessary.  All intercompany charges are eliminated in consolidation.

Supplemental disclosures of cash flow information

For the years ended December 31, 2007 and 2006, cash paid for interest was $387,940 and $49,313, respectively and cash paid for income taxes was $253,598 and $-0-, respectively.

Schedule of non-cash investing and financing activities

In connection with the acquisition of Atlas the Company acquired assets totaling $3,540,750 subject to a note payable of $3,000,000 to a shareholder (see Note 2).

In connection with the acquisitions of Apogenics Healthcare, Inc. and Versatile Care Solutions, Inc. the Company issued 392 of its common shares valued at $11,025,000 and assumed liabilities totaling $634,404 (see Note 2).

In connection with the acquisition of Access Therapeutics, Inc. the Company assumed notes payable totaling $630,000 (see Note 2).

Shipping costs

The Company’s shipping costs are included in cost of sales in the accompanying financial statements.

 Advertising

The Company expenses the costs of advertising the first time the advertising takes place.  Advertising expense for the years ended December 31, 2007 and 2006 was not significant.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

2.         Acquisitions

On July 3, 2007, the Company acquired the business of Ifeyinwa Ojibe d/b/a Unicare Medical Pharmacy for $150,000 pursuant to an asset purchase agreement; on September 1, 2007, the Company acquired certain assets of Alliance Ambulatory Infusion Center, L.P. (“Alliance”) for $330,000 pursuant to an asset purchase agreement. In addition, the Company is liable for an earn-out payment in 2008 if Alliance achieves certain financial performance benchmarks during the first twelve months after closing; the results of operations from these acquisitions are included in the Company’s consolidated operating results as of the dates of acquisition.

Goodwill recognized in the above transactions was $379,282 and that amount is expected to be fully deductible for tax purposes.

On October 5, 2007, the Company acquired 100% of the outstanding stock of Access Therapeutics, Inc. (“Access”), a specialty pharmacy in the New York City metro area, for $3,430,000 pursuant to a stock purchase agreement.  On October 5, 2007, the Company completed its acquisition of 100% of the outstanding stock of Atlas for $3,615,000.  Goodwill in the amount of $615,000 represents the amount paid for the minority interest of Atlas.  The remaining purchase price of $3,000,000 paid for the controlling interest was recorded at historical cost.  Due to common control between the Company and Atlas, results of operations of Atlas are included in the Company’s consolidated operating results for 2007 and 2006. The results of operations from the Access acquisition are included in the Company’s consolidated operating results as of the date of acquisition. The following table summarizes the allocation of the purchase price for these acquisitions.

Purchase Price Paid	Access	Atlas
Cash paid	$2,800,000	$615,000
Notes payable, shareholders	630,000	3,000,000
Total purchase price	3,430,000	3,615,000
Less: Net working capital	(519,286)
Additional paid-in capital (charge)		(3,000,000)
Fixed assets	(26,708)
	$2,884,006	$615,000

Allocation of Purchase Price
Goodwill	$2,884,006	$615,000
	$2,884,006	$615,000

On December 31, 2007, the Company issued 34% of its common stock in exchange for 100% of the outstanding stock of Apogenics Healthcare, Inc. valued at $7,650,000 pursuant to a merger agreement; on December 31, 2007, the Company issued 15% of its common stock in exchange for 100% of the outstanding stock of Versatile Care Solutions, Inc. valued at $3,375,000 pursuant to a merger agreement. The fair value of the stock issued was determined by a third-party valuation and resulted in goodwill of $11,479,349.  The assets of Apogenics Healthcare, Inc. and Versatile Care Solutions, Inc. consisted of cash and accounts receivable aggregating $180,055 and indebtedness to a related party of $634,404.

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

3.         Discontinued Operations

Upon the acquisition of Atlas, the Company decided to cease operations of its DME operations in Pennsylvania and Kansas (see Note 2). In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the assets and related liabilities of the DME operations have been presented as assets held for sale and liabilities held for sale at December 31, 2007 and 2006.  The major classes of assets and liabilities held for sales are as follows:

	2007	2006
Assets
Inventories	$599,195	$627,435
Automobiles	127,743	112,805
	$726,938	$740,240
Liabilities
Notes payable, automobiles	$90,254	$111,209

Substantially all of the notes payable, automobiles were repaid simultaneous with the sale of the assets in 2008 (see Note 6).

The following amounts relating to the DME operations have been segregated from continuing operations and reported as discontinued operations through December 31, 2007.

	2007	2006
Net Sales	$2,771,568	$3,182,258
Loss before income taxes	$(1,070,831)	$(425,291)

A fair value adjustment on DME inventories of $65,000 is included in the loss from discontinued operations in 2007.  In 2006, Atlas changed its accounting method of amortizing rental inventories to better reflect the useful lives of the assets.  As a result of this accounting change, additional amortization of approximately $58,000 was recorded in the loss from discontinued operations in 2006. The statement of cash flows does not separately report the cash flows of discontinued operations.

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

4.         Property and equipment

Property and equipment at December 31, 2007 and 2006 is summarized as follows:

	2007	2006
Equipment	$246,809	$45,992
Furniture and fixtures	104,052	10,757
Leasehold improvements	177,212	3,865
Automobiles	26,851	-
Computer software	18,997	-
	573,921	60,614
Less accumulated depreciation and amortization	84,642	21,168
	$489,279	$39,446

5.         Short-term credit arrangements

Effective August 3, 2007, the Company entered into an agreement with a finance company for a secured revolving credit facility of $10 million. On October 15, 2007, in connection with two acquisitions, the Company amended and restated the credit agreement for an additional $15 million commitment bringing the total amount available for borrowing under the revolving credit facility to $25 million, including a term note payable for $5 million (see Note 6). Borrowings under the line at December 31, 2007 were $8,351,084. The line bears interest at prime plus 1% (effective rate of interest of 8.25% at December 31, 2007) and is subject to certain restrictive covenants. The line is collateralized by all of the assets of the Company and its Subsidiaries.

At December 31, 2006, a subsidiary of the Company had a $500,000 line of credit with a commercial bank that was paid in full in October 2007 in connection with the credit refinancing described above.

6.         Long-term debt
Long-term debt consists of the following at December 31, 2007:

Note payable – finance company, due in twenty-four monthly principal installments of $41,667 commencing October 1, 2008 with a balloon payment of $4 million due October 1, 2010. The note bears interest at prime plus 1% (effective rate 8.25% at December 31, 2007) and is collateralized by the Company’s assets.	$5,000,000

Less current maturities	125,000

Long-term debt	$4,875,000

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

6.         Long-term debt (Continued)

Aggregate maturities of long-term debt are as follows:

Year Ending December 31	Amount

2008	$125,000
2009	500,000
2010	4,375,000
$5,000,000

At December 31, 2007 and 2006 the Company had notes payable related to assets held for sale totaling $90,254 and $111,209, respectively (see Note 3).

7.         Notes payable, shareholder and affiliates

Notes payable, shareholder and affiliates consist of the following:

	2007	2006
Note payable to a shareholder of an affiliate. An unsecured note due on demand bearing interest at 6%. The note was paid in full in October 2007 in connection with the short-term credit refinancing described in Note 5.	$-	$500,000

Note payable to a shareholder of the Company. An unsecured note due on demand bearing interest at 6%, however, it is subordinated to the note payable - finance company described above (see Note 2).	$3,000,000	$-

Notes payable to an affiliate of the Company. Two unsecured notes due on demand bearing interest at 6%, however, they are subordinated to the note payable - finance company described above.	643,535	1,624,222
	$3,643,535	$2,124,222

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006
8.         Income taxes

The provision for income taxes is summarized as follows:

	2007	2006
Current
Federal	$642,700	$26,000
State	192,500	-
	835,200	26,000

Deferred
Federal	141,800	92,000
State	33,100	348,000
	174,900	440,000

Total	$1,010,100	$466,000

The types of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2007 and 2006 are summarized below:

	2007	2006

Allowance for doubtful accounts	$283,000	$39,000
Net operating loss	-	145,000
Inventories	26,000	-
Accrued expenses	127,500	-

Net current deferred tax asset	$436,500	$184,000

Property and equipment	$41,800
Intangibles	70,800

Non-current deferred tax liability	$112,600

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006
9.        Commitments

The Company rents facilities, office equipment, and automobiles under noncancellable operating lease agreements which expire at various dates through June 2012.

At December 31, 2007, the Company’s lease commitments provide for the following minimum annual rentals.

Year Ending December 31

2008	$317,911
2009	226,525
2010	167,402
2011	36,365
2012	18,451
Total minimum lease payments	$766,654

For the years ended December 31, 2007 and 2006, rental expense approximated $317,000 and $67,000, respectively.

10.      Retirement plan

The Company maintains a  profit-sharing 401(k) plan which covers all full-time employees who meet certain length-of-service requirements. Contributions to the plan are at the discretion of the Board of Directors. The Company made no contributions to the plan for the years ended December 31, 2007 and 2006.

11.      Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. At times during the period, the Company maintains cash balances in a financial institution in excess of the amount insured by a federal agency.

The Company generally does not require collateral or other security in extending credit to patients, most of whom are insured under third-party payor agreements. The Company routinely obtains assignments of (or is otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of patients (e.g. Medicaid, commercial insurance and managed care organizations). Because the Company is an out-of-network provider to these entities, reimbursements are not typically predetermined. Accordingly, there is at least a reasonable possibility that recorded estimates could change significantly in the future. The Company performs ongoing evaluations and maintains allowances for potential credit losses which are reflected in its annual financial statements. For the year ended December 31, 2007, three payors exceeded 10% of the Company’s revenues.  In the aggregate, these payors represented 37% of revenues for 2007 and 34% of accounts receivable at December 31, 2007.  In 2006 Atlas provided billing and reimbursement services totaling $1,370,722 to “Access” (see Note 2).

BIOMED AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

12.      Related party transactions

An affiliated company provided management services to the Company in 2007 and 2006.  Fees for management services provided were $1,588,100 and $100,000 in 2007 and 2006, respectively.  Management fee payable of $304,516 is included in accrued expenses at December 31, 2007.  In 2007, approximately $262,000 of payroll was charged to the Company from an affiliate for shared services.  At December 31, 2007 and 2006, notes payable totaling $3,643,535 and $2,124,222, respectively, are due to affiliates (see Note 7). In addition, in 2007 nursing services were provided by an affiliated party.  Fees charged for nursing services provided were $524,550 in 2007.  A payable of $150,000 for nursing services provided is included in accrued expenses at December 31, 2007.

13.      Subsequent event

On January 31, 2008, the Company sold substantially all of its DME operations for a total of $680,000. The Company received cash of $490,000 and a note for $190,000 bearing interest at 5% payable in monthly installments over three years commencing March 2008. In addition, the Company may earn additional consideration of $75,000 if a contract with a customer is renewed in July 2008.

On March 13, 2008, the Company signed a definitive merger agreement to sell 100% of its outstanding stock to Allion Healthcare, Inc. (“Allion”).  Under the definitive merger agreement, the Company’s shareholders will receive an aggregate of $48 million in cash and be issued a total of 9.35 million shares of Allion’s common and preferred stock valued at approximately $51.4 million. Allion will also assume up to $18.6 million of the Company’s debt.  The purchase price will be adjusted for amounts in excess of the assumed debt of $18.6 million and is subject to an adjustment based on working capital.  In addition, the Company may be entitled to an earn-out payment in 2009 if certain financial performance benchmarks are achieved during the initial twelve month period past closing.  The transaction is subject to government approval and is expected to close within sixty days.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
CONTENTS
September 30, 2007 and December 31, 2006

Page Number

Independent Auditors’ Report	1
Consolidated Financial Statements:

Balance Sheets	2

Statements of Income and Retained Earnings	3

Statements of Cash Flows	4
Notes to Consolidated Financial Statements	5 through 11

INDEPENDENT AUDITORS' REPORT

Board of Directors
Access Therapeutics, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Access Therapeutics, Inc. and Subsidiary as of September 30, 2007 and December 31, 2006 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the nine months ended September 30, 2007 and for the period February 17, 2006 (inception) through December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Access Therapeutics, Inc. and Subsidiary as of September 30, 2007 and December 31, 2006, and the results of their operations and their cash flows for the nine months ended September 30, 2007 and for the period February 17, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Morris J. Cohen & Co., P.C.

April 11, 2008

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
September 30, 2007 and December 31, 2006
	2007	2006
ASSETS
Current assets
Cash	$33,587	$51,649
Accounts receivable, net of allowance for doubtful
accounts of $195,467 in 2007 and $100,000 in 2006	4,096,937	4,848,506
Inventories	647,702	1,053,090
Prepaid expenses	14,475	18,403
Advances to related party	1,833,688	-
Deferred tax assets	239,200	91,000

Total current assets	6,865,589	6,062,648

Property and equipment, net	26,708	46,479
Goodwill	426,164	426,164

Total assets	$7,318,461	$6,535,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Line of credit	$1,513,762	$1,120,423
Accounts payable	1,061,798	1,166,793
Accrued expenses	3,009,763	2,505,334
Notes payable	200,000	947,297
Income taxes payable	741,380	100,750

Total current liabilities	6,526,703	5,840,597

Deferred income taxes	19,600	11,000

Commitments (Note 7)

Shareholders' equity
Common stock, $1 par value, 1,000 shares
authorized; 599 shares issued; 349 shares outstanding,
2007; 599 shares outstanding, 2006	599	599
Treasury stock, 250 shares at cost	(1,100,000)	-
Retained earnings	1,871,559	683,095

	772,158	683,694

Total liabilities and shareholders' equity	$7,318,461	$6,535,291
The accompanying notes are an integral part of these consolidated financial statements.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
Nine Months Ended September 30, 2007 and Period from
February 17, 2006 (inception) to December 31, 2006

	2007		2006
		% of		% of
		Net		Net
	Amount	Sales	Amount	Sales

Net sales	$23,875,387	100.0	$17,086,216	100.0
Cost of goods sold	15,070,743	63.1	10,182,312	59.6

Gross profit	8,804,644	36.9	6,903,904	40.4

Operating expenses
Selling, general and administrative
expenses	6,511,937	27.3	5,675,177	33.2

Operating income	2,292,707	9.6	1,228,727	7.2
Interest expense	(203,843)	(0.9)	(140,632)	(0.8)

Income before income taxes	2,088,864	8.7	1,088,095	6.4

Provision for income taxes	900,400	3.8	405,000	2.4

Net income	1,188,464	5.0	683,095	4.0

Retained earnings, beginning	683,095		-

Retained earnings, ending	$1,871,559		$683,095

The accompanying notes are an integral part of these consolidated financial statements.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2007 and Period from
February 17, 2006 (inception) to December 31, 2006
	2007	2006

Cash flows from operating activities
Net income	$1,188,464	$683,095
Adjustments to reconcile net income to net cash
provided by (used in) operating activities
Depreciation and amortization	19,771	15,221
Deferred income taxes	(139,600)	66,000
Changes in operating assets and liabilities, net of
effects from acquisition of subsidiary
Accounts receivable	751,569	(3,897,697)
Inventories	405,388	(1,053,090)
Prepaid expenses	3,928	14,318
Advances to related party	(1,833,688)	-
Accounts payable	(104,995)	469,953
Accrued expenses	504,429	2,434,214
Income taxes payable	640,630	100,750

Net cash provided by (used in) operating activities	1,435,896	(1,167,236)

Cash flows from investing activities
Cash acquired in acquisition of subsidiary	-	71,647
Capital expenditures	-	(57,117)
Net cash provided by investing activities	-	14,530

Cash flows from financing activities
Net borrowings from line of credit	393,339	1,120,423
Proceeds from notes payable	-	200,000
Repayments of notes payable	(747,297)	(116,667)
Proceeds from issuance of common stock	-	599
Purchase of treasury shares	(1,100,000)	-

Net cash provided by (used in) financing activities	(1,453,958)	1,204,355

Net increase (decrease) in cash	(18,062)	51,649

Cash, beginning	51,649	-

Cash, ending	$33,587	$51,649

The accompanying notes are an integral part of these consolidated financial statements.
.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006

1.           Summary of significant accounting policies

Business activity

The Company was formed on February 17, 2006. The Company provides specialty infusion and injectible therapies consisting of complex medications administered to patients outside of the hospital.

Principles of consolidation

The consolidated financial statements include the accounts of Access Therapeutics, Inc. and its wholly-owned subsidiary Access Healthcare Services, LLC. All significant intercompany accounts and transactions have been eliminated.

Accounting estimates

The preparation of the Company’s financial statements, in conformity with United States generally accepted accounting principles (“GAAP”), requires the Company’s management to make certain estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Such estimates primarily relate to accounts receivable and intangibles. Actual results could differ from those estimates.

Inventories

Inventories consist primarily of pharmaceuticals available for sale. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out basis.

Property and equipment

Property and equipment is stated at cost.  Depreciation is being provided by use of the straight-line method over the estimated useful lives of the related assets.  Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset.

Goodwill

Goodwill represents the excess of fair value of liabilities assumed over assets acquired from the acquisition of Access Healthcare Services, LLC. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”, goodwill is not being amortized.  Under the provisions of this Statement, management reviews the carrying value of goodwill annually in order to determine whether impairment has occurred.  Impairments are based on several factors, including the Company’s projection of future undiscounted operating cash flows.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006

1.           Summary of significant accounting policies (Continued)

Revenue Recognition

Net sales for services are recorded in the period services are provided. Net sales for products are recorded in the period delivered. The Company has established billing rates for its services and sales which it bills as gross sales as services are delivered.

Net sales are recorded at net realizable amounts estimated to be paid by third-party payors.  A provision for contractual allowances is recorded as a reduction to net sales and is comprised of the difference between the payor’s allowable amount and the customary billing rate. The Company records the provision for contractual allowances based on a percentage of revenue using historical data. Due to the complexity of many third-party billing arrangements, adjustments are made to amounts originally recorded. At such times as the Company can determine that ultimate collections have exceeded or have been less than the net revenue recorded on accounts, an adjustment to the allowance and additional revenue or reduction in revenue is recorded as a change in estimate is recorded during the current period.  In 2007 net sales increased by approximately $1,300,000 as a result of a change in estimate of previously recorded provisions for contractual allowances.

Allowance for doubtful accounts

The Company reviews all accounts receivable balances and provides for an allowance for doubtful accounts based on historical analysis of its records. As actual collection experience changes, revisions to the allowance may be required. Any unanticipated change in customers’ creditworthiness or other matters affecting the collectability of amounts due from customers could have a material effect on the results of operations in the period in which such changes or events occur. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance.

Supplemental disclosures of cash flow information

For the periods ended September 30, 2007 and December 31, 2006, cash paid for interest was $203,843 and $140,632, respectively and cash paid for income taxes was $420,279 and $238,250, respectively.

Schedule of non-cash investing and financing activities

In connection with the acquisition of its Subsidiary, the Company assumed liabilities totaling $1,631,924 and acquired assets with a fair value of $1,631,924, including cash of $71,647.

Shipping costs

The Company’s shipping costs are included in cost of sales in the accompanying financial statements.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006

1.            Summary of significant accounting policies (Continued)

Advertising

The Company expenses the costs of advertising the first time the advertising takes place. Advertising expense for the periods ended September 30, 2007 and December 31, 2006 was not significant.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

2.            Business acquisition

On February 17, 2006, the Company completed its acquisition of the membership interest of Access Healthcare Services, LLC. In exchange for 250 shares of Access Therapeutics, Inc. The Company recorded goodwill from this transaction of $426,164. The results of operations of the acquired business are included in the consolidated financial statements from the date of acquisition.

3.            Property and equipment

Property and equipment at September 30, 2007 and December 31, 2006 is summarized as follows:

	2007	2006

Equipment	$18,794	$18,794
Furniture and fixtures	7,820	7,820
Leasehold improvements	24,302	24,302
Computer software	10,864	10,864
	61,780	61,780
Less accumulated depreciation and amortization	35,072	15,301
	$26,708	$46,479

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006

4.            Line of credit

The Company has available a line of credit of $7,000,000 with a finance company. Borrowings under the line at September 30, 2007 and December 31, 2006 were $1,513,762 and $1,120,423, respectively. The line bears interest at prime plus 1% (effective rate of interest of 8.75% at September 30, 2007) and is subject to certain restrictive covenants. The line is collateralized by all of the assets of the Company and its Subsidiary.

5.            Notes payable

Notes payable consist of the following:
	2007	2006
Note payable bank, due in monthly installments of $16,666 including interest at prime plus 1% with a final maturity in August 1, 2007. This loan was collateralized by the Company’s assets.		$133,333

Note payable to a shareholder of the Company. The note is due on demand. The note bears interest at 6% and is collaterized by the Company’s assets.	$200,000	200,000

Note payable to a shareholder of the Company. The note is due on demand. The note bears interest at 6.5% and is collaterized by the Company’s assets.		613,964
	$200,000	$947,297

6.	Retirement plan

The Company maintains a noncontributory profit-sharing 401(k) plan which covers all full-time employees who meet certain length-of-service requirements. Contributions to the plan are at the discretion of the Board of Directors. The Company made no contributions to the plan for the periods ended September 30, 2007 and December 31, 2006.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006

7.             Income taxes

The provision for income taxes is summarized as follows:

	2007	2006

Current
Federal	$814,100	$262,000
State	225,900	77,000

	1,040,000	339,000

Deferred
Federal	(108,100)	51,000
State	(31,500)	15,000

	(139,600)	66,000

Total	$900,400	$405,000

The types of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2007 and December 31, 2006 are summarized below:

	2007	2006

Allowance for doubtful accounts	$78,000	$40,000
Prepaid expenses	-	(5,000)
Accrued expenses	161,200	56,000

Net current deferred tax asset	$239,200	$91,000

Property and equipment	$(2,600)	$(11,000)
Intangibles	(17,000)	-

Non-current deferred tax liability	$(19,600)	$(11,000)

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006

8.            Commitments

The Company rents facilities and automobiles under noncancellable operating lease agreements which expire at various dates through February 2009.

At September 30, 2007, the Company is obligated for future minimum rental payments under non-cancellable operating leases as follows:

Year Ending September 30

2008	$32,702
2009	9,237

Total minimum lease payments	$41,939

Rental expense for all operating leases was approximately $38,000 and $44,000 for the periods ended September 30, 2007 and December 31, 2006, respectively.

9.            Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. At times during the period, the Company maintains cash balances in a financial institution in excess of the amount insured by a federal agency.

The Company generally does not require collateral or other security in extending credit to patients, most of whom are insured under third-party payor agreements. The Company routinely obtains assignments of (or is otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of patients (e.g. Medicaid, commercial insurance and managed care organizations). Because the Company is an out-of-network provider to these entities, reimbursements are not typically predetermined. Accordingly, there is at least a reasonable possibility that recorded estimates could change significantly in the near future. The Company performs ongoing evaluations and maintains allowances for potential credit losses which are reflected in its annual financial statements. For the period ended September 30, 2007, four payors exceeded 10% of the Company’s revenues.  In the aggregate, these payors represented 36% of revenues for this period and 26% of accounts receivable at September 30, 2007.

ACCESS THERAPEUTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and December 31, 2006

10.          Related party transactions

On October 5, 2007, the Company was acquired by Biomed America, Inc. (“Biomed”) (See Note 11). Transactions with Biomed and affiliates of Biomed are as follows:

At September 30, 2007, the Company had advances of $1,833,688 to Biomed for operating funds.  The advances were non-interest bearing and due on demand.

An affiliate of Biomed provided management services to the Company in 2007.  Fees for management services totaled $2,455,200.  These fees are included in accrued expenses at September 30, 2007.

Fees for nursing services provided by an affiliate of Biomed totaled $1,370,722 and $905,069 for the periods ended September 30, 2007 and December 31, 2006, respectively.  At September 30, 2007 $153,400 is included in accounts payable and at December 31, 2006 $302,645 is included in accrued expenses for these services.

Billing and reimbursement services, totaling $1,565,011 and $1,537,556 for the periods ended September 30, 2007 and December 31, 2006, respectively, were provided by an affiliate of Biomed.  At December 31, 2006, $1,039,214 is included in accrued expenses for these services.

11.          Subsequent event

On October 1, 2007, the Company purchased 99 shares of the Company to be held as treasury stock for $430,000.  The remaining outstanding stock of the Company was purchased by Biomed America, Inc. on October 5, 2007.